Exhibit 5.4

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, MN 55432

www.medtronic.com

March 9, 2026

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Medtronic, Inc., a Minnesota corporation (the “Company”), Medtronic Public Limited Company, a public limited company organized under the laws of Ireland (“Medtronic plc”) and Medtronic Global Holdings S.C.A., a partnership limited by shares (société en commandite par actions) organized under the laws of the Grand Duchy of Luxembourg (“Medtronic Luxco”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The undersigned is the Assistant Secretary of the Company. The undersigned has served as counsel to the Company in connection with the preparation and filing of the Registration Statement pursuant to which the Company will register the following:

(i)	senior debt securities of the Company (the “Company Debt Securities”); and

(ii)	guarantees (the “Guarantees”) of debt securities of Medtronic Luxco (the “Medtronic Luxco Debt Securities”).

The Company Debt Securities and any guarantees thereof may be issued pursuant to the senior indenture, dated as of December 10, 2014 (the “Company Indenture”) between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”) filed as Exhibit 4.6 to the Registration Statement, as amended by a second supplemental indenture, dated as of January 26, 2015 between Medtronic plc and the Trustee filed as Exhibit 4.7 to the Registration Statement, a third supplemental indenture, dated as of January 26, 2015 between Medtronic Luxco and the Trustee filed as Exhibit 4.8 to the Registration Statement and a fourth supplemental indenture dated as of February 22, 2023 among the Company, Medtronic plc, Medtronic Luxco and the Trustee filed as Exhibit 4.9 to the Registration Statement. The Guarantees may be issued pursuant to the senior indenture, dated as of as March 28, 2017 (the “Medtronic Luxco Senior Indenture”) among Medtronic Luxco, as issuer, the Company and Medtronic plc, as guarantors, and the Trustee filed as Exhibit 4.1 to the Registration Statement, as amended by a sixth supplemental indenture dated as of February 22, 2023 among the Company, Medtronic plc, Medtronic Luxco and the Trustee filed as Exhibit 4.2 to the Registration Statement, or a subordinated indenture in the form of Exhibit 4.4 to the Registration Statement to be entered into among Medtronic Luxco, as issuer, the Company and Medtronic, Inc., as guarantors, and a trustee to be named (the “Medtronic Luxco Subordinated Indenture” and together with the Medtronic Luxco Senior Indenture, the “Medtronic Luxco Indentures”).

As to various matters of fact material to this opinion, the undersigned has relied upon certificates of public officials and upon the representations of the Company or its officers or directors, including those made in the Indenture and in documents or certificates executed in connection therewith. The undersigned has also examined the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date, and originals or copies of such other corporate documents and records and other

March 9, 2026

certificates and instruments and has made such other investigation as the undersigned has deemed necessary in connection with the opinion hereafter set forth. The undersigned has not independently or through third parties verified such certificates, representations, or statements or made any independent investigation as to the existence of agreements, instruments, corporate records or other documents, orders, judgments or decrees by which the Company or any of its properties may be bound.

The undersigned’s opinion is limited solely to the present substantive law of the State of Minnesota (excluding its conflict of laws principles). The undersigned expresses no opinion as to the laws of any other state or jurisdiction. The undersigned expresses no opinion on any matter of county, municipal, or special political subdivision law.

For purposes of this opinion, the undersigned has assumed, among other things, the genuineness of all signatures, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies, and that the information in the certificates, representations, and statements referred to above remains true and complete as of the date hereof. In examining documents, the undersigned has assumed that parties executing the same, other than the Company, have all necessary power to enter into and perform all of their obligations thereunder and that such parties have duly executed and delivered such documents. The undersigned has also assumed, as to each such party other than the Company, the due authorization by all requisite action of the execution, delivery and performance of such documents by such parties, in each case at the requisite time in order for such action to be effective, and that such documents are legal, valid, binding on and enforceable against such parties in accordance with their respective terms. The undersigned has also assumed that each natural person executing any of the documents and agreements involved in the matters covered by this opinion has the capacity and is legally competent to do so. The undersigned has assumed that each of the documents and agreements involved in any matter covered by this opinion letter accurately describes the mutual understanding of the parties as to all matters contained therein and that no other agreements or understandings exist between the parties relating to the transactions contemplated by such document or agreement.

Based upon and subject to the foregoing, and subject to the qualifications hereinafter set forth, it is the undersigned’s opinion as of this date that:

1.

Based exclusively upon a good standing certificate received from the Office of the Secretary of State of Minnesota, the Company is validly existing as a corporation under the laws of the State of Minnesota.

2.

With respect to the Company Debt Securities, when (i) all valid and necessary company action of the Company has been taken by the Company in conformity with the Company’s organizational documents (the “Company Authorizing Actions”), and (ii) the terms of the Company Debt Securities and of their issuance and sale have been duly established in conformity with the Company Indenture and the Company Authorizing Actions, the Company Debt Securities will be duly authorized and the performance by the Company of its obligations thereunder (a) will not violate the Company organizational documents and (b) will be within the corporate powers of the Company.

3.

With respect to the Guarantees, when (i) each of the Company Authorizing Actions has been taken, (ii) in the case of Medtronic Luxco Debt Securities issued under the Medtronic Luxco Subordinated Indenture, the Medtronic Luxco Subordinated Indenture has been duly authorized, executed and delivered, and (iii) the terms of the Medtronic Luxco Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Medtronic Luxco Indenture and with all valid and necessary company action of Medtronic Luxco in conformity with Medtronic Luxco’s organizational documents, the Guarantees will be duly authorized and the execution and delivery thereof and the performance by the Company of its obligations thereunder (a) will not violate the Company organizational documents and (b) will be within the corporate powers of the Company.

March 9, 2026

This opinion is being delivered to you and may not be relied upon or distributed to any other person without my prior written consent, other than Wilmer Cutler Pickering Hale and Dorr LLP for the purposes solely of any legal opinion that they may be required to give with respect to the Registration Statement.

The undersigned hereby consents to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of his name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Matters.” In giving this consent, the undersigned does not thereby admit that he is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and the undersigned assumes no obligation to advise you, or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

[Signature Page Follows]

Very truly yours,

/s/ Nicholas G. Benjamin
Name: Nicholas G. Benjamin
Title: Assistant Secretary of Medtronic, Inc.

[Signature Page to Medtronic, Inc. Opinion]